UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2024

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 108th Ave NE, Suite 200
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 28, 2024, the Compensation Committee of the Board of Directors of Smartsheet Inc. (the “Company”), approved and adopted the Smartsheet Inc. Nonqualified Deferred Compensation Plan (the “Plan”).

The Plan, which became effective on May 31, 2024 (the “Effective Date”), is a nonqualified deferred compensation plan established for an eligible group of the Company's employees determined by job level, including the Company's named executive officers. The Plan is designed to permit Eligible Employees, as defined in the Plan, to save for retirement and other long-term financial goals on a tax-deferred basis.

Pursuant to the Plan, participants may elect annually to defer receipt of certain percentages of their base salary and certain percentages of eligible bonuses and equity awards, including restricted stock units or performance stock units granted to the Eligible Employee by the Company. The Company reserves the right to modify such percentages and to make discretionary contributions pursuant to the Plan.

The foregoing description of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Smartsheet Inc. Nonqualified Deferred Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Pete Godbole
		Name:	Pete Godbole
		Title:	Chief Financial Officer & Treasurer

Date:	May 31, 2024